SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant     |X|
Filed by a Party other than the Registrant     |_|
Check the appropriate box:


|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             VICON INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


|X|     No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             VICON INDUSTRIES, INC.
                                 89 Arkay Drive
                               Hauppauge, NY 11788
                              (631) 952-2288 (CCTV)

                    Notice of Annual Meeting of Shareholders
                           To Be Held on May 18, 2007

To the Shareholders of Vicon Industries, Inc.

     Notice is hereby given that the Annual Meeting of Shareholders of Vicon Industries, Inc. (the "Company"), a New York corporation, will be held at the Company's corporate headquarters located at 89 Arkay Drive, Hauppauge, New York 11788, on May 18, 2007 at 10:00 a.m. local time for the following purposes, all of which are more completely described in the accompanying proxy statement:

1.   To elect two directors for terms expiring in 2010;

2. To approve the 2007 Stock Incentive Plan covering 500,000 shares of Common Stock;

3. To ratify the appointment of BDO Seidman, LLP, as the Company's independent registered public accountants for the fiscal year ending September 30, 2007; and

4. To receive the reports of officers and to transact such other business as may properly come before the meeting.

     Shareholders entitled to notice of and to vote at the Annual Meeting are shareholders of record at the close of business on April 5, 2007 fixed by action of the Board of Directors.

     The Annual Report to Shareholders for the year ended September 30, 2006 is included with this proxy statement.

                                             By Order of the Board of Directors,


Hauppauge, New York                          Joan L. Wolf
April 20, 2007                               Secretary

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

--------------------------------------------------------------------------------

             PROXY STATEMENT FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held on May 18, 2007 at 10:00 a.m., and any and all adjournments thereof, is solicited on behalf of the Board of Directors of Vicon Industries, Inc. (the "Company").

     Any shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. The cost of soliciting the proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of electing two directors whose terms of office expire in 2010; approving the 2007 Stock
Incentive Plan; ratifying the appointment of independent registered public accountants; receiving the reports of officers; and transacting such other business as may properly come before the meeting.

     The persons named in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the proxy, they intend to vote FOR the election of two directors whose term of office expire in 2010; FOR the approval of the 2007 Stock Incentive Plan; and FOR ratification of the appointment of independent registered public accountants.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive office no later than November 1, 2007, and must comply with all other legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. Proposals of security holders not meeting the requirements of Rule 14a-8 of Regulation 14A must comply with the requirements set forth in the Company's Bylaws relating to business conducted at the Annual Meeting of Shareholders.

     This proxy statement and the enclosed proxy card are being furnished to shareholders on or about April 20, 2007.


                                VOTING SECURITIES

     The Company has one class of capital stock, consisting of Common Stock, par value $.01 per share, of which each outstanding share entitles its holder to one vote. Cumulative voting is not provided under the Company's Certificate of Incorporation or Bylaws. Shareholders entitled to vote or to execute proxies are shareholders of record at the close of business on April 5, 2007. As of March 15, 2007, there were 4,750,745 shares outstanding.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual

Meeting. In the event that there are insufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for the nominees being proposed. Directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to  proposals 2 and 3, a  shareholder  may (i) vote "FOR" the  proposal;
(ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" with respect to the proposal. The adoption of the stock incentive plan and the ratification of independent registered public accountants shall each be determined by a majority of the votes cast affirmatively or negatively, without regard to broker non-votes or proxies marked "ABSTAIN" as to the matter.

     Proxies solicited hereby will be returned to the Board and will be tabulated by the inspector of election designated by the Board of Directors.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                                BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 2007 by (i) those persons known by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock;
(ii) each current  executive  officer named in the Summary  Compensation  Table;
(iii) each director; and (iv) all directors and executive officers as a group.


Name and Address                    Number of Shares                   Percent
of Beneficial Owner                 Beneficially Owned (1)             of Class
-------------------                 ----------------------------       --------

CBC Co., Ltd.
  and affiliates
  2-15-13 Tsukishima,
  Chuo-ku,   Tokyo, Japan 104               543,715                       11.0%

Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, CA   90401                  315,837 (9)                    6.4%

Al Frank Asset Management, Inc.
  32392 Coast Highway, Suite 260
  Laguna Beach, CA   92651                  268,274 (8)                    5.4%

--------------------------------------------------------------------------------

C/O Vicon Industries, Inc.
--------------------------------------------------------------------------------

Kenneth M. Darby                            319,373                         6.4%
Arthur D. Roche                             124,654 (3)                     2.5%
John M. Badke                                40,819 (2)                        *
Peter F. Neumann                             37,072 (3)                        *
W. Gregory Robertson                         31,900 (3)                        *
Christopher Wall                             28,300 (4)                        *
Yigal Abiri                                  16,000                            *
Bret McGowan                                 15,154 (5)                        *
Clifton H.W. Maloney                         15,000 (6)                        *


Total all Executive Officers
  and Directors as a group (12 persons)     719,913 (7)                    14.5%


*    Less than 1%.

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment control over the shares of stock owned.

(2)  Includes currently exercisable options to purchase 27,500 shares.

(3)  Includes currently exercisable options to purchase 20,000 shares.

(4)  Includes currently exercisable options to purchase 16,000 shares.

(5)  Includes currently exercisable options to purchase 15,154 shares.

(6)  Includes currently exercisable options to purchase 15,000 shares.

(7)  Includes currently exercisable options to purchase 160,654 shares.

(8) Al Frank Asset Management, Inc. had voting control over 177,822 shares and investment control over 268,274 shares.

(9) Dimensional Fund Advisors had voting and investment control over 315,837 shares as investment advisor and manager for various mutual funds and other clients. These shares are beneficially owned by such mutual funds or other clients.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended September 30, 2006, no person who at any time during the year ended September 30, 2006 was a director, officer or beneficial owner of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the year ended September 30, 2006.


                      EQUITY COMPENSATION PLAN INFORMATION
                              At September 30, 2006

                                                                                     Number of securities
                                                                                   remaining available for
                               Number of securities           Weighted average      future issuance under
                                to be issued upon              exercise price        equity compensation
                                 exercise of out-              of outstanding          plans (excluding
                                standing options,            options, warrants       securities reflected
                               warrants and rights               and rights              in column (a))
Plan category                          (a)                           (b)                      (c)

Equity compensation
plans approved by
security holders                     545,283                       $3.28                    73,933

Equity compensation
plans not approved
by security holders                     __                           __                       __

Total                                545,283                       $3.28                    73,933


Equity Compensation Grants Not Approved by Security Holders

     Through September 30, 2006, the Company had granted certain of its officers with deferred compensation benefits aggregating 103,898 shares of common stock held by the Company in treasury. Such shares vest upon retirement except that 70,647 of such shares vested upon the expiration Mr. Darby's employment agreement on September 30, 2006. Such shares were distributed to Mr. Darby in November 2006. All shares vest earlier under certain occurrences including death, involuntary termination or a change in control of the Company.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                      PROPOSAL 1. ELECTION OF TWO DIRECTORS

     The Board is comprised of five directors; two directors whose terms expire in 2008; one director whose term expires in 2009 and two directors to be elected for terms expiring in 2010. Directors serve for a term of three years or until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     The nominees proposed for election to a term expiring in 2010 at the Annual Meeting are Mr. Clifton H. W. Maloney and Mr. W. Gregory Robertson. In the event that either nominee is unable or declines to serve for any reason, the Board of Directors shall elect a replacement to fill the vacancy. The Board of Directors has no reason to believe that either person named will be unable or unwilling to serve.

      Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy will be voted FOR the nominees named in the Proxy Statement.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT

Information with Respect to Nominees and Continuing Directors

     The following sets forth the name of the nominees and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

Nominees and                             Director
Principal Occupation                       Since                      Age
--------------------                       -----                      ---

Clifton H. W. Maloney
President
C. H. W. Maloney & Co., Inc.                2004                      69

W. Gregory Robertson
President
TM Capital Corp.                            1991                      63

Continuing Directors whose Term of Office Expires in 2008
---------------------------------------------------------

Kenneth M. Darby
Chairman and CEO
Vicon Industries, Inc.                      1987                      61

Arthur D. Roche
Retired Executive Vice President
Vicon Industries, Inc.
Retired Partner
Arthur Andersen & Co.                       1992                      68

Continuing Director whose Term of Office Expires in 2009
--------------------------------------------------------

Peter F. Neumann
Retired President
Flynn-Neumann Agency, Inc.                  1987                      72

--------------------------------------------------------------------------------


     Mr. Maloney is the President of C.H.W. Maloney & Co., Inc., a private investment firm that he founded in 1981. From 1974 to 1984, he was a Vice President in investment banking at Goldman, Sachs & Co.. Mr. Maloney is a Director of Interpool, Inc., Chromium Industries, Inc. and The Wall Street Fund. Mr. Maloney's current term on the Board ends in May 2007.

     Mr. Robertson is the President of TM Capital Corporation, a financial services company which he founded in 1989. From 1985 to 1989, he was employed by Thompson McKinnon Securities Inc., as head of investment banking and public finance. Mr. Robertson's current term on the Board ends in May 2007.

     Mr. Darby has served as Chairman of the Board since April 1999, as Chief Executive Officer since April 1992 and as President since October 1991. Mr. Darby also served as Chief Operating Officer and as Executive Vice President, Vice President, Finance and Treasurer of the Company. He joined the Company in 1978 as Controller after more than nine years at Peat Marwick Mitchell & Co., a public accounting firm. Mr. Darby's current term on the Board ends in May 2008.

     Mr. Roche served as Executive Vice President and co-participant in the Office of the President of the Company from August 1993 until his retirement in November 1999. For the six months prior to that time, Mr. Roche provided consulting services to the Company. In October 1991, Mr. Roche retired as a partner of Arthur Andersen & Co., an international accounting firm which he joined in 1960. Mr. Roche's current term on the Board ends in May 2008.

     Mr. Neumann is the retired President of Flynn-Neumann Agency, Inc., an insurance brokerage firm. Mr. Neumann's current term on the Board ends in May 2009.

                MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors has a number of committees including the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee. All independent directors are members of each of the Committees.

     The Executive Committee is chaired by Mr. Darby and meets in special situations when the full Board cannot be convened. The Committee met twice during the last fiscal year.

     The Compensation Committee consists of Messrs. Neumann (Chairman), Maloney, Robertson and Roche, all of whom are non-employee directors. The function of the Compensation Committee is to establish and approve the appropriate compensation for Mr. Darby, recommend the award of stock options, and to review the recommendations of the CEO with respect to the compensation of all other officers. The Committee met twice during the last fiscal year.

     The Audit Committee consists of Messrs. Roche (Chairman), Maloney, Neumann, and Robertson, each of whom is an "independent director" as defined by American Stock Exchange Listing Standards. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information of the Company, the Company's system of internal accounting controls, the Company's compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company's independent registered public accountants. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent registered public accountants. The Board has determined that Mr. Roche is an "Audit Committee financial expert" under the rules of the Securities and Exchange Commission. The Audit Committee will periodically review the Audit Committee Charter in light of new developments in applicable regulations and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. A copy of the Company's Charter is available on its website at HTTP://www.vicon-cctv.com. The Committee met four times during the last fiscal year.

     The Nominating Committee consists of Messrs. Roche (Chairman), Maloney, Neumann and Robertson. The primary function of the Nominating Committee is to recommend individuals qualified to serve as directors and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; and to evaluate the overall Board and Committee effectiveness. All director candidates, including those recommended by stockholders, are evaluated on the same basis. In its evaluation of director candidates, the Nominating Committee considers a variety of characteristics, including, but not limited to, core competencies, experience, independence, level of commitment, Board and company needs and considerations, and personal characteristics. The Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Committee has generally identified nominees based upon recommendations from existing directors and will consider candidates recommended by stockholders if submitted to the Committee in writing and complying with shareholder proposal requirements outlined elsewhere in this proxy statement. The Board of Directors has determined that each member of the Nominating Committee meets the definition of an "independent director" as defined by American Stock Exchange Listing Standards. The Committee does not have a formal written charter and did not meet last fiscal year.

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Outside members of the Board are kept informed of the Company's business through various reports and documents sent to them, as well as through operating and financial reports made at Board and committee meetings by Mr. Darby and other officers.

     The Board of Directors held seven meetings in the Company's 2006 fiscal year, including all regularly scheduled and annual meetings. No Board member attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees on which he served (during the periods that he served). The prior year annual meeting was attended by all of the current directors.

     The directors are each compensated at the rate of $20,000 per year retainer and $1,200 per Committee meeting attended in person or by teleconference. The Chairman of the Audit Committee receives an additional annual retainer of $8,000. Employee directors are not compensated for Board or committee meetings. Directors may not stand for re-election after 70, except that any director may serve one additional three-year term after age 70 with the unanimous consent of the Board of Directors.

Certain Relationships and Related Transactions

     The Company and CBC Company, Ltd. (CBC), a Japanese corporation which beneficially owns 11.0% of the outstanding shares of the Company, have been conducting business with each other for approximately twenty-seven years. During this period, CBC has served as a lender, a product supplier and sourcing agent, and a private label reseller of the Company's products. CBC has also acted as the Company's sourcing agent for the purchase of certain video products. In fiscal 2006, the Company purchased approximately $404,000 of products and components from or through CBC. CBC competes with the Company in various markets, principally in the sale of video products and systems. Sales of all products to CBC were $205,000 in 2006.

Code of Ethics and Business Conduct

     The Company has adopted a Code of Ethics and Business Conduct that applies to all its employees, including its chief executive officer, chief financial and accounting officer, controller, and any persons performing similar functions. Such Code of Ethics and Business Conduct is published on the Company's internet website at HTTP://www.vicon-cctv.com.

Ability of Stockholders to Communicate with the Board of Directors

     Shareholders may contact the Board of Directors or a specified individual director by sending a written communication addressed to the Board of Directors or such individual director(s) in care of the Secretary of the Company at Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, NY 11788. The Company's Corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Report of the Audit Committee

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

     In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements as of and for the fiscal year ended September 30, 2006. Additionally, the Committee has reviewed and discussed with management and the independent registered public accountants the Company's unaudited interim financial statements as of and for the end of each fiscal quarter. Such discussions occur prior to issuance of news releases reporting quarterly results.

     The Committee discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee received and reviewed the written disclosures and the letter from the independent registered public accountants required by Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the accountants their firm's independence.

     Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Submitted by the Audit Committee,

Arthur D. Roche, Chairman            Clifton H.W. Maloney
Peter F. Neumann                     W. Gregory Robertson

OTHER OFFICERS OF THE COMPANY

     In addition to Mr. Darby, the Company has six other officers. They are:

John M. Badke, age 47           Sr. Vice President, Finance and
                                Chief Financial Officer

Peter A. Horn, age 52           Vice President, Operations

Bret M. McGowan, age 41         Vice President, U.S. Sales and Marketing

Yacov A. Pshtissky, age 55      Vice President, Technology
                                and Development

Christopher J. Wall, age 53     Managing Director, Vicon Industries, Ltd.

Yigal Abiri, age 57             General Manager, Vicon Systems Ltd.

     Mr. Badke has been Senior Vice President, Finance since May 2004 and Chief Financial Officer since December 1999. Previously, he was Vice President, Finance since October 1998 and served as Controller since joining the Company in 1992. Prior to joining the Company, Mr. Badke was the Controller for NEK Cable, Inc. and an audit manager with the international accounting firms of Arthur Andersen & Co. and Peat Marwick Main & Co.

     Mr. Horn has been Vice President, Operations since June 1999. From 1995 to 1999, he was Vice President, Compliance and Quality Assurance. Prior to that time, he served as Vice President in various capacities since his promotion in May 1990.

     Mr. McGowan has been Vice President, U.S. Sales and Marketing since April 2005. From 2001 to 2005, he served as Vice President, Marketing. Previously, he served as Director of Marketing since 1998 and as Marketing Manager since 1994. He joined the Company in 1993 as a Marketing Specialist.

     Mr. Pshtissky has been Vice President, Technology and Development since May 1990. Mr. Pshtissky was Director of Electrical Product Development from March 1988 through April 1990.

     Mr. Wall has been Managing Director, Vicon Industries Ltd., since February 1996. Previously, he served as its Financial Director since joining the Company in 1989. Prior to joining the Company, Mr. Wall held a variety of senior financial positions within Westland plc, a UK aerospace company.

     Mr. Abiri has been General Manager, Vicon Systems Ltd. since becoming a member of management through acquisition of his company, QSR, Ltd. in August 1999. Previously, Mr. Abiri had been President of QSR, Ltd., a developer and manufacturer of remote video surveillance equipment.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during 2006, 2005 and 2004 by the Chief Executive Officer and the Company's most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during any such year.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                                                      ----------------------
                                            Annual Compensation                    Awards                   Payouts
                                            -------------------                    ------                   -------
                                                                Other                                                 All
                                                                Annual      Restricted   Securities                   Other
Name and                                                        Compen-        Stock     Underlying       LTIP        Compen-
Principal Position           Year   Salary ($)  Bonus ($)       sation         Award      Options (#)    Payouts      sation
------------------           ----   ---------- -----------      ------       ---------  -------------    -------      ------

Kenneth M. Darby             2006   $310,000   $ 75,000 (1)         -             -           -             -             -
  Chairman and Chief         2005    298,462     75,000 (1)         -             -           -             -             -
    Executive Officer        2004    310,000     75,000 (1)         -             -           -             -             -

John M. Badke                2006   $171,923   $ 35,000 (1)         -             -         5,000           -             -
  Senior Vice President      2005    165,000     35,000 (1)         -             -         5,000           -             -
   and Chief Financial       2004    152,000     35,000 (1)         -             -           -             -             -
     Officer

Christopher J. Wall          2006   $171,000  $  35,300 (2)         -             -         5,000           -             -
  Managing Director          2005    176,000     14,000 (2)         -             -         5,000           -             -
   Vicon Industries Ltd.     2004    148,000    113,000 (2)         -             -           -             -             -

Bret M. McGowan              2006   $151,923  $  32,601 (1)         -             -         5,000           -             -
Vice President, U.S.         2005    132,917     20,831 (6)         -             -         5,000           -             -
  Sales and Marketing        2004    112,000     25,000 (1)         -             -           -             -             -

Yigal Abiri                  2006   $160,000   $    -               -             -           -             -    $        -
  General Manager            2005    160,000        -               -             -           -             -          90,000 (5)
   Vicon Systems Ltd.        2004    160,000     10,725 (3)         -             -           -             -          66,946 (4)

(1) Represents discretionary cash bonus approved by the Board of Directors upon the recommendation of its Compensation Committee.

(2) Represents sales and profit related bonus based on financial results of Vicon Industries, Ltd.

(3)  Represents discretionary bonus.

(4) Represents $43,938 of severance pay paid into a management insurance policy and $23,008 paid as compensation for accrued vacation.

(5) Represents performance based compensation associated with the introduction of the Company's new digital video product line.

(6)  Represents sales related commission.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                             Potential Realizable
                                                      Individual Grants                        Value at Assumed
                                                      -----------------                      Annual Rates of Stock
                                            % of Total                                        Price Appreciation
                              No. of        Granted to          Exercise                       for  Option Term
                              Options       Employees in        Price         Expiration     --------------------
Name                          Granted       Fiscal Year         Per Share         Date          5%          10%
-----------------------       -------       --------------      ----------    ------------    --------    -------

John Badke                     5,000            12.5%             $3.17           12/10       $  4,379     $9,677
Christopher Wall               5,000            12.5%             $3.17           12/11       $  5,391    $12,229
Bret McGowan                   5,000            12.5%             $3.17           12/11       $  5,391    $12,229

     Options granted in the year ended September 30, 2006 were issued under the 1996 Incentive Stock Option Plan, the 1999 Non-Qualified Stock Option Plan and the 2002 Non-Qualified Stock Option Plan. Options issued under the 1996 Incentive Stock Option Plan are exercisable as follows: up to 30% on the grant date, an additional 30% on the first anniversary of the grant date, and the balance on the second anniversary of the grant date, except that no option is exercisable after the expiration of five years from the date of grant. Options issued under the 1999 and 2002 Non-Qualified Stock Option Plans are exercisable as follows: up to 30% of the shares on the second anniversary of the grant date, an additional 30% of the shares on the third anniversary of the grant date, and the balance of the shares on the fourth anniversary of the grant date, except that no option is exercisable after the expiration of six years from the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                            At September 30, 2006
                                                                                            ---------------------
                                                                                      Number of
                                                                                      Securities               Value of
                                                                                      Underlying             Unexercised
                                                                                      Unexercised            In-the-money
                                                                                        Options               Options (2)
                                                                                        -------               -----------
                                          Shares
                                         Acquired                Value                Exercisable/           Exercisable/
      Name                              On Exercise            Realized (1)           Unexercisable         Unexercisable
---------------------                 --------------          ------------            -------------         -------------

Kenneth M. Darby                          -0-                     -0-                64,545 / 35,455        $15,030/$9,470
John M. Badke                             -0-                     -0-                32,500 / 18,500          8,430/ 4,810
Christopher J. Wall                       -0-                     -0-                12,000 / 18,000          2,940/ 4,010
Bret M. McGowan                           -0-                     -0-                15,077 / 14,423          3,954/ 3,451
Yigal Abiri                               -0-                     -0-                26,000 /  4,000          7,600/   -0-


(1) Calculated based on the difference between the closing quoted market prices per share at the dates of exercise and the exercise prices.

(2) Calculated based on the difference between the closing quoted market price ($3.29) and the exercise price.

Compensation Arrangements

     On November 10, 2006, the Company entered into a new one-year employment agreement with Kenneth M. Darby, the Company's Chief Executive Officer, to expire on September 30, 2007. The terms of the new agreement provide for a $15,000 increase in Mr. Darby's annual base salary to $325,000 effective October 1, 2006. In conjunction with his new employment agreement, Mr. Darby entered into a stock lock-up agreement whereby he agreed not to sell more than 100,000 shares (50,000 per year) of his Company stock holdings at the time of his signing such agreement through September 30, 2008 without Board of Director approval. Such lock-up agreement provisions terminate under certain conditions, including Mr. Darby's death, disability, termination without cause and a Company change in control as defined. Mr. Darby's previous employment agreement, which expired on September 30, 2006, entitled him to receive a $620,000 severance benefit and deferred compensation in the form of 70,647 shares of the Company's Common Stock upon its expiration. Such amounts were earned by Mr. Darby over his many years of service with the Company in varying capacities and were paid subsequent to year end.

     In addition, the Compensation Committee of the Board of Directors ("the Committee") approved a performance-based bonus plan for Mr. Darby for fiscal year 2007, whereby he can earn a minimum of $175,000 for achievement of a certain minimum annual profit target as set by the Board. For fiscal year 2006, the Committee approved a $75,000 discretionary bonus for Mr. Darby. The Company also granted Mr. Darby 10,000 stock options at the closing market price on October 25, 2006.

     On November 13, 2006, the Company executed an amendment to the January 1, 2006 employment agreement with John M. Badke, the Company's Chief Financial Officer, to provide him with a $5,000 increase in annual base salary to $180,000 effective October 1, 2006 and includes provisions to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement, which expires on December 31, 2007, provides Mr. Badke a lump sum payment in the amount of three times his average annual compensation for the previous five years if there is a change in control of the Company without Board of Director approval as defined. The agreement also provides Mr. Badke a severance/retirement benefit of $350,000 payable under certain occurrences. In addition, a performance based bonus plan for fiscal year 2007 was adopted for Mr. Badke whereby he will receive a bonus equal to 3% of a certain minimum annual profit target as set by the Committee. For the fiscal year 2006, the Committee approved a $35,000 discretionary bonus for Mr. Badke. The Company also granted Mr. Badke 15,000 stock options at the closing market price on October 25, 2006.

     On November 1, 2006, the Company entered into a new employment agreement with Christopher J. Wall, Managing Director of Vicon Industries Ltd. (Europe), to expire on September 30, 2007. The new agreement provides Mr. Wall with a $5,000 increase in annual base salary to approximately $185,000 (97,850 Pounds Sterling) and provides a performance based bonus plan for fiscal year 2007 whereby he will receive an amount equal to between 2% and 6% (based on achievement levels) of the pretax operating profit (as defined) of Vicon Industries Ltd. For fiscal year 2006, Mr. Wall received a bonus of approximately $35,300 based upon his achievement of certain sales and profit targets. The new agreement also provides Mr. Wall a severance/retirement benefit of approximately $190,000 (100,000 Pounds Sterling) under certain occurrences. The Company also granted Mr. Wall 5,000 stock options at the closing market price on October 25, 2006.

     On August 7, 2006, the Company entered into an employment agreement with Mr. Bret M. McGowan, the Company's Vice President of U.S. Sales and Marketing, providing him an annual base salary of $155,000. The agreement, which expires on September 30, 2007, provides Mr. McGowan a lump sum payment in the amount of three times his average annual compensation for the previous five years if there is a change in control of the Company without Board of Director approval as defined. The agreement also provides Mr. McGowan a severance/retirement benefit of $290,000 payable under certain occurrences. Effective October 1, 2006, Mr. McGowan's annual base salary was increased to $170,000.

     In addition, a performance based bonus plan for fiscal year 2007 was established for Mr. McGowan whereby he earns variable compensation upon achieving certain U.S. sales targets. For the fiscal year 2006, the Committee approved a $30,000 discretionary bonus for Mr. McGowan. The Company also granted Mr. McGowan 13,500 stock options at the closing market price on October 25, 2006.

Report of the Compensation Committee

     The Compensation Committee's compensation policies applicable to the Company's officers for 2006 were to pay a competitive market price for the services of such officers, taking into account the overall performance and financial capabilities of the Company and the officer's individual level of performance.

     Mr. Darby makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all officers other than himself. The Committee reviews these recommendations with Mr. Darby and, after such review, determines compensation. In the case of Mr. Darby, the Compensation Committee makes its determination after direct negotiation with him. For each officer, the committee's determinations are based on its conclusions concerning each officer's performance and comparable compensation levels for similarly situated officers at comparable companies. The overall level of performance of the Company is taken into account but is not specifically related to the base salary of these officers. Also, the Company has established an incentive compensation plan for certain officers, which provides for a specified bonus upon the Company's achievement of certain annual sales and/or profitability targets.

     The Compensation Committee grants options to officers to link compensation to the performance of the Company. Options are exercisable in the future at the fair market value at the time of grant, so that an officer granted an option is rewarded by the increase in the price of the Company's stock. The committee grants options to officers based on significant contributions of such officer to the performance of the Company. In addition, in determining Mr. Darby's salary and bonus for service as Chief Executive Officer, the committee considers the responsibility assumed by him in formulating, implementing and managing the operational and strategic objectives of the Company.

Submitted by the Compensation Committee,

Peter F. Neumann, Chairman               Clifton H.W. Maloney
W. Gregory Robertson                     Arthur D. Roche

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Messrs. Maloney, Neumann, Robertson and Roche, none of whom has ever been an officer of the Company except for Mr. Roche, who served as Executive Vice President from August 1993 until his retirement in November 1999.

                             STOCK PERFORMANCE GRAPH

     This graph compares the return of $100 invested in the Company's stock on October 1, 2001, with the return on the same investment in the AMEX U.S. Market Index and the AMEX Technology Index.

(The following table was represented by a chart in the printed material)

                       Vicon                AMEX U.S.       AMEX Technology
Date               Industries, Inc.       Market Index            Index

10/01/01                100                    100                 100
10/01/02                 91                     88                  62
10/01/03                122                    113                  89
10/01/04                138                    131                 102
10/01/05                 91                    155                 104
10/01/06                 97                    168                 113



PROPOSAL 2. APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

     On March 23, 2007, the Board of Directors adopted the Company's 2007 Stock Incentive Plan (the "Incentive Plan"), under which 500,000 shares of Common
Stock were reserved for issuance. The purpose of the Incentive Plan is to promote the long-term financial success of the Company by enhancing the ability of the Company to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its stockholders. The Company is seeking stockholder approval of the Incentive Plan in order to comply with the requirements of Sections 162(m) and 422 of the Internal Revenue Code and the requirements of the American Stock Exchange.

     The following summary of the Incentive Plan is qualified in its entirety by express reference to the text of the Incentive Plan, a copy of which has been filed with the Securities and Exchange Commission as an Exhibit to this Proxy Statement. Under the Incentive Plan, stock options may be granted which are qualified as "Incentive Stock Options" within the meaning of Section 422 of the Code ("ISO") and which are Non-Qualified (collectively and individually referred to herein as "Options"). In addition, restricted shares of Common Stock ("Restricted

Stock") and other Common Stock-based awards may be granted (collectively or individually, "Awards") The maximum number of shares of Common Stock issuable upon the exercise of ISO grants is 250,000 and under Restricted Stock awards is 100,000.

ELIGIBILITY

     Officers, key employees and directors of the Company and its subsidiaries are eligible to receive Awards under and participate in the Incentive Plan, except that only employees of the Company and its subsidiaries may receive Incentive Stock Option Awards. No eligible individual may receive Awards under the Incentive Plan with respect to more than 100,000 shares of Common Stock in any one year.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Board") or such other Committee of the Board appointed by the Board of Directors from among its members (hereafter called the "Committee"). The Committee, in its sole discretion, determines which individuals may participate in the Incentive Plan and the type, extent and terms of the Awards to be granted. In addition, the Committee interprets the Incentive Plan and makes all other determinations with respect to the administration of the Incentive Plan.

AWARDS

     The Incentive Plan allows for the discretionary grant of Options, Restricted Stock and other stock-based Awards. The terms and conditions of Awards granted under the Incentive Plan are set forth in agreements between the Company and the individuals receiving such Awards.

     OPTIONS. The Committee may grant Options to any eligible person, except that grants to non-employee directors must be made by the Board. The exercise price of the Options will not be less than the fair market value of the Common Stock on the date of grant. Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Committee and set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, all exercisable Options expire on the earliest of (i) ten years after grant, (ii) five business days after termination of employment or service with the Company for any reason other than death or retirement (except that in the case of an Incentive Stock Option, if the employment terminates because of permanent and total disability, the period shall be one year instead of five business days), (iii) three months after the retirement of the optionee,
(iv) twelve months after the death of the optionee while still employed, or (v) the expiration date set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, Options will vest and become exercisable only during the period of employment or service with the Company and its subsidiaries such that upon such termination of employment or service, the unvested portion of any outstanding Option will expire. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Company accompanied by full payment of the Option exercise price and any applicable withholding. The Option exercise price may be paid in the form of (i) cash, (ii) bank check, (iii) shares of Common Stock valued at the fair market value at the time of exercise, (iv) an approved brokered exercise, (v) any combination of these methods of payment.

     REPRICING PERMITTED. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with the terms or conditions specified by the Committee at the time the new Option is granted.

     RESTRICTED STOCK. The Committee may grant shares of Restricted Stock to eligible persons and may establish terms, conditions and restrictions applicable thereto, except that grants to non-employee directors must be made by the Board.

     Shares  of   Restricted   Stock  will  be  subject   to   restrictions   on
transferability set forth in the Award agreement and will be subject to forfeiture as set forth below. To the extent such shares are forfeited, all rights of the holder will terminate.

     The restricted period for Restricted Stock will commence on the date of grant and will expire from time to time as to that part of the Restricted Stock Award indicated in a schedule established by the Committee and set forth in the respective Award Agreement. The Committee, in its sole discretion, may remove any or all restrictions on the Restricted Stock whenever it determines that such action is appropriate.

     In the event the recipient of such Award resigns or is discharged from employment or service with the Company or a subsidiary, the non-vested portion of the Award will be completely forfeited. If the recipient of such an Award dies, the non-vested portion of the Award will be prorated for service during the restricted period and distributed to the recipient's beneficiary as soon as practicable following death.

     OTHER STOCK AWARDS. The Committee may grant any other stock or stock-related Awards to any eligible participant under the Incentive Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards and Common Stock bonuses, except that grants to non-employee directors must be made by the Board. Any such Award will have such terms and conditions as the Committee, in its sole discretion, so determines.

ADJUSTMENTS FOR RECAPITALIZATION OF THE COMPANY AND OTHER CIRCUMSTANCES.

     Awards granted under the Incentive Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock subject to all such Awards under the Incentive Plan, the number of shares of Common Stock subject to outstanding Awards and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any year may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Incentive Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. The Company shall give each participant notice of an adjustment under the Incentive Plan and, upon notice, such adjustment shall be conclusive and binding for all purposes. In addition, in certain merger situations or upon the sale of all or substantially all of the assets of the Company or the liquidation of the Company, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders the value of the Awards in cash.

EFFECT OF CHANGE IN CONTROL

     In the event of a Change in Control (as defined below), notwithstanding any vesting schedule provided for in the Incentive Plan or by the Committee with respect to an Award of Options, such Options shall become immediately exercisable with respect to 100 percent of the shares subject to such Option, and the restricted period for Restricted Stock shall expire immediately with respect to 100 percent of the shares of Restricted Stock subject to restrictions.

     In the event of a Change in Control, all other Awards shall become fully vested and or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Committee has full authority and discretion to interpret and implement such accelerated vesting.

     "Change in Control" will, unless the applicable Award agreement states otherwise, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) during any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of its assets.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time terminate the Incentive Plan. With the express written consent of an individual participant (subject to any other allowable adjustments under the Incentive Plan to outstanding Awards without the consent of any participant), the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Incentive Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Incentive Plan in whole or in part, subject to any limitations set forth in the Incentive Plan; provided, however, that the Board may not, without stockholder approval, make any amendment to the Incentive Plan that would increase the maximum number of shares of Common Stock issued pursuant to Awards, except as provided under "Adjustments for Recapitalization of the Company and Other Circumstances", extend the maximum Option period, extend the termination date of the Incentive Plan or change the class of persons eligible to receive Awards.

FEDERAL TAX CONSEQUENCES

     The following is a brief discussion of the federal income tax consequences of transactions with respect to Options under the Incentive Plan in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

     Under current federal income tax regulations, income generated from the sale of Incentive Stock Option shares of common stock exercised under the plan will be afforded capital gains treatment provided that the shares are held by the optionee for at least one year after the date of exercise and two years after the date of grant. No income tax deduction may be taken by the Company as a result of the grant, exercise or sale of Incentive Stock Option shares. However, should the shares be sold prior to the required holding periods, the Company will be afforded an income tax deduction equal to the amount by which the lesser of the selling price or fair market value at exercise exceeds the exercise price of such option shares. The resulting income will be treated as ordinary income to the optionee. An optionee will not be deemed to have received taxable income upon the grant or exercise of an incentive stock option. However, upon exercise of such options, any unrealized gain measured by the excess of the then fair market value over the cost basis in such exercised shares, is subject to inclusion in federal income tax alternative minimum tax computations.

     Upon exercise of a Non-Qualified stock option, an optionee will be deemed to have received income in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a non-qualified stock option will be a deductible expense of the Company for tax purposes.

          Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the approval of the 2007 Stock
                                 Incentive Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
                        OF THE 2007 STOCK INCENTIVE PLAN.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed BDO Seidman, LLP as its independent registered public accountants for fiscal year ending September 30, 2007 and further directed that management submit the Board's selection of public accountants to the shareholders at the Annual Meeting for ratification.

     The following table details: the aggregate fee arrangements with BDO Seidman, LLP for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-Q; the aggregate fees billed by BDO Seidman, LLP for audit related matters and; the aggregate fees billed by BDO Seidman, LLP for tax compliance, tax advice and tax planning during fiscal years ended September 30, 2006 and 2005:

                                              2006               2005
                                              ----               ----

Audit fees                                  $171,000          $158,000
Audit related fees                          $  4,000          $   -
Tax fees                                    $ 39,000          $ 46,000

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

     The  Audit  Committee  pre-approves  all audit  and  permissible  non-audit services provided by the independent registered public accountants. These services may include audit services, audit related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountants. Under the policy, pre-approval generally is provided for an annual period and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limit. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis, which must be accompanied by a detailed explanation for each proposed service. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

     The Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP were compatible with maintaining their independence.

     BDO Seidman, LLP will have a representative at the Annual Meeting of Shareholders, who will have an opportunity to make a statement, if they should so desire.

   Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
          APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT
                         REGISTERED PUBLIC ACCOUNTANTS.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of this date, management is not aware of any matters to be presented for action at the Annual Meeting, other than those referred to in the Notice of Annual Meeting of Shareholders. However, the proxy form included with this proxy statement, if executed and returned, gives discretionary authority to management with respect to any other matters that may come before the meeting.

                                  MISCELLANEOUS

     Solicitation of proxies is being made by mail and may also be made in person or by telephone, fax or e-mail by officers, directors and regular employees of the Company.

     The cost of the solicitation will be borne by the Company.

                                            By Order of the Board of Directors,


Hauppauge, New York                         Joan L. Wolf
April 20, 2007                              Secretary

                                                                       EXHIBIT A

                VICON INDUSTRIES, INC. 2007 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to become and remain directors and employees of the Company and its Subsidiaries and to provide a means whereby employees and directors of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees and directors.

     So that the appropriate incentive can be provided, the Plan allows for the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and other Stock-based Awards, or any combination of the foregoing.

2.   DEFINITIONS

     The following definitions shall be applicable throughout the Plan.

          (a) "Affiliate" of any individual or entity means an individual or entity that is directly or indirectly through one or more intermediaries controlled by or under common control with the individual or entity specified.

          (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or other Stock-based Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" shall be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally,
     (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of its assets.

          (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (f) "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more Disinterested Persons appointed by the Board to administer this Plan.

          (g) "Common Stock" means shares of the Common Stock, par value $.01 per share, of the Company.

          (h) "Company" means Vicon Industries, Inc., a New York corporation, and it's Subsidiaries and Affiliates or any successor corporation.

          (i) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

          (j)  "Director   Compensation"  means  compensation  of  one  or  more
     directors for serving on the Board or any committee.

          (k) "Disability", with respect to any particular Participant, means disability as defined in such Participant's employment, consulting or other relevant agreement with the Company or a Subsidiary or, in the absence of any such agreement, disability as defined in the long-term disability plan of the Company or a Subsidiary, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced.

          (l) "Disinterested Person" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

          (m) "Eligible Person" means any (i) person regularly employed by the Company or a Subsidiary; PROVIDED, HOWEVER, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; or
     (ii) director of the Company or a Subsidiary.

          (n) "Exchange Act" means the Securities Exchange Act of 1934.

          (o) "Fair Market Value" on a given date means the closing market price of the Common Stock on the American Stock Exchange or any other exchange on which the Common Stock is then listed on the date or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported or in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

          (p) "Holder" means a Participant who has been granted an Award.

          (q) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

          (r) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

          (s) "Option" means a stock option to purchase shares of Stock granted under Section 7 of the Plan.

          (t) "Option Period" means the period described in Section 7(c).

          (u) "Option Price" means the exercise price set for an Option described in Section 7(a).

          (v) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

         (w) "Plan" means the Company's 2007 Stock Incentive Plan.

         (x) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

         (y) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 8.

          (z) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 8 of the Plan.

          (aa) "Securities Act" means the Securities Act of 1933, as amended.

          (bb) "Stock" means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

          (cc) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in
     Section 7(d).

          (dd)  "Subsidiary"  means any  subsidiary of the Company as defined in
     Section 424(f) of the Code.

3.   EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

     The Plan was adopted by the Board on March 23, 2007 and becomes effective upon shareholder approval.

     The expiration date of the Plan, after which no Awards may be granted hereunder, shall be March 22, 2017; PROVIDED, HOWEVER, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.   ADMINISTRATION

     The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Eligible Persons to participate in the Plan;

          (b) Determine the nature and extent of the Awards to be made to each Eligible Person;

          (c) Determine the time or times when Awards will be made to Eligible Persons;

          (d)  Determine  the  duration  of each  Option  Period and  Restricted
     Period;

          (e) Determine the terms and conditions to which Awards may be subject;

          (f) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

          (g) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, shares of Restricted Stock and other Stock-based Awards granted by the Committee to each Participant, the expiration date, the Option Period and the duration of any applicable Restricted Period.

     The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive on all parties unless otherwise determined by the Board.

5.   GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

     The Committee may, from time to time, grant Awards of Options, Restricted Stock and other Stock-based Awards to one or more Eligible Persons, except that grants of Director Compensation must be made by the Board; PROVIDED, HOWEVER, that:

          (a) Subject to Section 11, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan is 500,000. Notwithstanding any other provision of this plan, in any event the maximum aggregate number of shares which may be issued upon the exercise of Incentive Stock Options is 250,000 and the maximum aggregate number issuable as Restricted Stock is 100,000;

          (b) Except as set forth in Section 5(d), such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered and not where the Fair Market Value equivalent of such shares for a Stock-based Award is paid in cash. In the event any Award shall be surrendered, terminate, expire or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

          (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase. Any such Stock may be restricted and legended; and

          (d) No Participant may receive Awards under the Plan with respect to more than 100,000 shares of Stock in any one year.

6.   ELIGIBILITY

     Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.   STOCK OPTION AWARDS

     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person, except that grants of Director Compensation must be made by the Board; PROVIDED, HOWEVER, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

          (a) OPTION PRICE. The exercise price ("Option Price") per share of Stock for each Option shall not be less than the Fair Market Value of a share of Stock at the time of Grant.

          (b) MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Company in care of its Secretary at 89 Arkay Drive, Hauppauge, New York 11788 or at its then principal administrative office address. Said notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment of the aggregate Option Price. The Option Price may be payable in the form of (i) cash in the form of currency, wire transfer, bank check payable to the order of the Company or other cash equivalent acceptable to the Company, (ii) the delivery to the Company of issued and outstanding shares of Stock owned by the Option Holder for at least six months, which have a Fair Market value at the time of Option exercise that is equal to the aggregate Option Price, (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the shares for which the Option is being exercised to a brokerage house acceptable to the Company and (b) a copy of irrevocable instructions to and confirmation from a brokerage house acceptable to the Company to deliver to the Company within 48 hours of receiving stock certificates an amount of sale or loan proceeds sufficient to pay the aggregate Option Price, (iv) any combination of these methods of payment. The Committee or Board may authorize the Chief Executive Officer, Chief Financial Officer and or the Secretary of the Company to execute and administrate the provisions of this paragraph.

          (c) OPTION PERIOD AND EXPIRATION. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); PROVIDED, HOWEVER, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Subsidiaries and all vesting shall cease upon a Holder's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

               (i) In the event an Option Holder ceases to be an employee of the Company or a Subsidiary or perform services for the Company or a Subsidiary for any reason other than death or retirement, any vested and exercisable Option held by such Holder at the time must be exercised by the earlier of (a) the date that is five (5) business days after the date on which the Holder ceases to be an employee or perform services, except that in the case of an Incentive Stock Option, if the Holder ceases employment because of permanent and total disability within the meaning of Internal Revenue Code section 22(e)(3), the period shall be one year instead of five business days or (b) the Option Period expiration date.

               (ii) In the event an Option Holder ceases to be an employee of the Company or a Subsidiary or perform services for the Company due to retirement, any vested and exercisable Option held by such Holder at the time must be exercised by the earlier of (a) the date that is three months (90 days) after the date of retirement of the Holder or
          (b) the option period expiration date.

               (iii) In the event an Option Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, any vested and exercisable Option held by such Holder at the time must be exercised by the earlier of (a) the date that is twelve months (365 days) after the date of death of the Holder or (b) the option period expiration date. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Option was vested and exercisable by the Holder at the time of death.

          (d) STOCK OPTION AGREEMENT - OTHER TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

               (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

               (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires or is forfeited.

               (iii) Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him or her. Any purported transfer that violates this clause
          (iii) shall be void.

               (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

               (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder or a person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution pursuant to
          Section 7(c)(iii) shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.

               (vi)  Each  Incentive  Stock  Option  Agreement  shall  contain a provision requiring the Holder or a person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution pursuant to Section 7(c)(iii) to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option and (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

          (e) INCENTIVE STOCK OPTION GRANTS TO 10% STOCKHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary at the time, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

          (f) $100,000 PER YEAR LIMITATION FOR INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

          (g) REPRICING PERMITTED. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.   RESTRICTED STOCK AWARDS

          (a) AWARD OF RESTRICTED STOCK.

               (i) The Committee shall have the authority to (1) grant, issue or transfer Restricted Stock to Eligible Persons, except that grants of Director Compensation must be made by the Board, and (2) establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant. Any grant or the vesting thereof may be further conditioned upon the attainment of performance objectives established by the Committee.

               (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements.

               (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

          (b) RESTRICTIONS.

               (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (2) the shares shall be subject to forfeiture to the extent provided in
          Section 8(d) and the Award Agreement. During the Restricted Period, the Holder shall not have any rights of ownership in the Restricted Stock and shall not have any right to vote such shares.

               (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          (c) RESTRICTED PERIOD. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

          (d) FORFEITURE PROVISIONS. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows:

               (i) Upon the voluntary resignation of a Participant or discharge by the Company or a Subsidiary, the Non-Vested Portion of the Award shall be completely forfeited.

               (ii) Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be distributed free of all restrictions to the Participant's beneficiary as soon as practicable following death.

          (e)  DELIVERY  OF  RESTRICTED   STOCK.  Upon  the  expiration  of  the
     Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 8(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share).


9.   OTHER STOCK-BASED AWARDS

     The Committee may grant any other stock or stock-related Awards to any Eligible Person under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards and Stock bonuses except that any grants of Director Compensation must be made by the Board. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.


10.  GENERAL

          (a) ADDITIONAL PROVISIONS OF AN AWARD. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

          (b) PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

          (c) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption there from and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          (d) TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state and local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes, if any, which the Company or Subsidiary is required to withhold with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

          (e) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or a Subsidiary.

          (f) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company.

          (g) NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless to the maximum extent permitted by governing law each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; PROVIDED, HOWEVER, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (h) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

          (i) FUNDING. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (j) NONTRANSFERABILITY. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, by will or the laws of descent and distribution.

          (k) RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

          (l) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

          (m) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries in such proportions as the Committee shall determine.

          (n) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

          (o) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          (p) TERMINATION OF EMPLOYMENT. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

11.  ADJUSTMENTS FOR RECAPITALIZATION AND OTHER CIRCUMSTANCES

     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan, the number of shares of Stock subject to outstanding Awards and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any year may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment to Incentive Stock Options under this Section 11 shall take into account that adjustments which constitute a "modification" within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Committee may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options. Unless otherwise determined by the Committee, in its sole discretion, any adjustments or substitutions under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Committee in its sole discretion, be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.  EFFECT OF CHANGE IN CONTROL

     Except to the extent reflected in a particular Award agreement:

          (a) In the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options or Restricted Stock, such Option shall become immediately exercisable with respect to 100% of the shares subject to such Option, and the Restricted Period shall expire immediately with respect to 100% of such shares of Restricted Stock.

          (b) In the event of a Change in Control, all other Awards shall become fully vested and or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Committee shall have full authority and discretion to interpret this Section 12 and to implement any course of action with respect to any Award so as to satisfy the intent of this provision.

          (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

13.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

14.  AMENDMENTS AND TERMINATION

     The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts there under would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; PROVIDED, HOWEVER, that without further stockholder approval neither the Board shall make any amendment to the Plan which would:

          (a) Increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 11;

          (b) Extend the maximum Option Period;

          (c) Extend the termination date of the Plan; or

          (d) Change the class of persons eligible to receive Awards under the Plan.


                                  *    *    *

As adopted by the Board of Directors of Vicon Industries, Inc. as of March 23, 2007